UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2009

CONSTELLATION ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

1-12869	52-1964611
(Commission File Number)	(IRS Employer Identification No.)

Maryland

(State or Other Jurisdiction of Incorporation)

100 Constellation Way, Baltimore, MD	21202
(Address of Principal Executive Offices)	(Zip Code)

(410) 470-2800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment No. 4

On November 6, 2009, the Master Put Option and Membership Interest Purchase Agreement, dated as of December 17, 2008, as amended September 16, 2009, September 21, 2009 and October 30, 2009 (as amended, the “Master Agreement”), by and among Constellation Energy Group, Inc., a Maryland corporation (“Constellation”), Constellation Nuclear, LLC, a Delaware limited liability company (“CNL”), Constellation Energy Nuclear Group, LLC, a Maryland limited liability company (“CENG”), EDF Development Inc. a Delaware corporation (“EDFD”) and E.D.F. International S.A., a société anonyme organized under the laws of France (“EDFI”) was amended to finalize the allocation between the CENG membership interests that EDFD would acquire directly from CENG and the CENG membership interests that EDFD would acquire from CNL. The aggregate membership interests that EDFD would acquire and total consideration paid by EDFD was not affected by this final allocation. This amendment was contemplated by Amendment No. 2 to the Master Agreement, because at the time Amendment No. 2 was entered into, the allocations were preliminary.

Amendment No. 4 is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Operating Agreement

In connection with the closing of the acquisition by EDFD of a 49.99% ownership interest in CENG and related transactions as described in Item 2.01 below (the “Transaction”), CNL, CE Nuclear, LLC, a Delaware limited liability company (“CEN”) and EDFD, as members and CENG as the limited liability company entered into that certain Second Amended and Restated Operating Agreement, dated as of November 6, 2009 (the “Operating Agreement”). EDFI and Constellation are also parties to the Operating Agreement for certain limited purposes. The Operating Agreement is the primary operating document governing the operation of CENG.

Pursuant to the Operating Agreement, CENG is managed by a ten member board of directors. Each of CNL and EDFD have the right to appoint five directors, with CNL at all times having the right to appoint the Chairman. All CNL directors must be US citizens. The board generally acts by majority vote, although there are certain matters that require unanimous approval. Notwithstanding the general voting requirements, the Chairman holds a casting (deciding) vote in the event of deadlock on any matter related to the safety, security and reliability of CENG’s nuclear facilities, any decision relating to US regulatory strategy or the relationship with the Nuclear Regulatory Commission (the “NRC”), adoption of any charter or any change in the authority or composition or any matter relating to compensation of the Nuclear Advisory Committee, any settlement of certain claims involving a US or Canadian governmental authority, staffing of key executive officer positions of CENG, and upon any vacancy in the office of chief executive officer if the parties do not reach agreement on the first nominee, as well as on other matters that in view of US laws or regulations require or make it reasonably necessary to assure control by a US citizen. A casting vote constitutes an action of the CENG board of directors. In addition to the Chairman, the Chief Nuclear Officer and the Chief Executive Officer also are required to be US citizens. EDFD has the right to appoint the Vice-Chairman of the CENG board of directors.

Pursuant to the Operating Agreement, the CENG board of directors will have standing audit, compensation and governance committees comprised of an equal number of CNL-appointed and EDFD-appointed directors. The Operating Agreement also requires CENG to form a Nuclear Advisory Committee composed solely of US citizens who are not officers, directors or employees of CENG, Constellation or EDFD. The Nuclear Advisory Committee serves CENG in a non-voting advisory capacity and has the ability and freedom to report to and provide transparency to the NRC and other US governmental authorities regarding foreign ownership and control of nuclear operations. Under the terms of the Operating Agreement, the Nuclear Advisory Committee is also required to prepare, at least once annually, a report to be delivered to the CENG board of directors, advising CENG as to whether additional measures should be taken to ensure that CENG is in compliance with US laws and regulations regarding aspects of foreign control of (or influence over) nuclear operations.

The Operating Agreement provides for several types of distributions to CNL, CEN, and EDFD (in the order and priority described more specifically in the Operating Agreement). These distributions will generally include (i) distributions with respect to certain matters in connection with power purchase agreements entered into between a subsidiary of CEG and certain subsidiaries of CENG; (ii) distributions to CNL and CEN that allow the members to share certain tax efficiencies with respect to the revised transaction structure (as contemplated by Section 1.6 of the original Master Agreement); (iii) distributions that allow the members to pay tax on income allocated by CENG; and (iv) discretionary distributions as decided by the CENG board of directors. CENG’s items of income, gain, loss, and deduction for purposes of maintaining the members’ capital accounts and for tax purposes will generally be allocated among the members in accordance with their percentage interests (i.e., 50.01% collectively to CNL and CEN and 49.99% to EDFD).

Pursuant to the Operating Agreement, the parties may transfer their interests in CENG to a third party subject to the other non-affiliated party’s right of first refusal and certain restrictions protecting CENG’s status as a partnership for U.S. federal income tax purposes and as operator of nuclear facilities. The parties may transfer their interests to their respective affiliates without being subject to the other non-affiliated party’s right of first refusal, but subject to the conditions protecting CENG’s tax and operational status. In the event of a change in control, bankruptcy or insolvency of a member, the other member may transfer all or a portion of its interests in CENG to a third party without being subject to the right of first refusal, but subject to the conditions protecting CENG’s tax and operational status.

The foregoing description of the material terms of the Operating Agreement is qualified by reference to the Operating Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Credit Facility

As previously disclosed in Constellation’s Current Report on Form 8-K filed on December 17, 2008, on December 17, 2008, Constellation entered into that certain Amended and Restated Credit Agreement with the lenders named therein and the Royal Bank of Scotland plc, as Administrative Agent (the “RBS Credit Facility”), and that certain Second Amended and Restated Credit Agreement with the lenders named therein and Wachovia Bank, National Association, as Administrative Agent (the “Wachovia Credit Facility”). A copy of the RBS Credit Facility and the Wachovia Credit Facility were filed previously as Exhibit 10.5 and Exhibit 10.6, respectively, to the Current Report on Form 8-K filed by Constellation on December 17, 2008 and are incorporated herein by reference.

In connection with the closing of the Transaction as described in Item 2.01 below, on November 6, 2009, the RBS Credit Facility expired pursuant to its terms and Constellation granted a lien on certain of its generating facilities and pledged its ownership interests in the nuclear business to its lenders as required under the terms of the Wachovia Credit Facility. Upon the closing of the Transaction, the available commitments under the Wachovia Credit Facility was reduced to $2.32 billion (as Constellation disclosed previously).

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 6, 2009, pursuant to the terms of the Master Agreement, EDFD acquired a 49.99% membership interest in CENG from CNL and CENG in accordance with the terms and conditions of the Master Agreement. Under the terms of the Master Agreement, EDFD paid approximately $3.5 billion in cash and surrendered the Series B Preferred Stock with a $1.0 billion stated value (plus accrued and unpaid dividends). Constellation continues to own 50.01% of the membership interest in CENG through its wholly-owned subsidiaries CNL and CEN, which own 49.11% and 0.90% of the CENG membership interests respectively. Pursuant to the Master Agreement, CNL, CEN, CENG, and EDFD executed the Operating Agreement as described in Item 1.01 above, to govern the ongoing operation of CENG.

Also, as contemplated by the terms of the Master Agreement, EDFD paid $70,000,000 to CNL, which reflects estimated costs related to various consents, approvals and other matters related to the Transaction, and contributed $36,000,000 to the Constellation Energy Group Foundation. Previously, pursuant to the Master Agreement, EDFD reimbursed Constellation for $150 million of transaction expenses.

For additional information on the Master Agreement and the transactions contemplated thereby, please see the Current Report on Form 8-K filed by Constellation on December 17, 2008. A copy of the Master Agreement as initially executed was filed previously as Exhibit 2.1 to the Current Report filed by Constellation on December 17, 2008 and is incorporated herein by reference. A copy of Amendment No. 1 was filed previously as Exhibit 2.1 to the Current Report filed by Constellation on September 16, 2009 and is incorporated herein by reference. Amendment No. 2 was filed previously as Exhibit 2.1 to the Current Report on Form 8-K filed by Constellation on September 22, 2009 and is incorporated herein by reference. Amendment No. 3 was filed previously as Exhibit 2.1 to the Current Report on Form 8-K filed by Constellation on October 30, 2009 and is incorporated herein by reference. Amendment No. 4 is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The following pro forma financial information is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Unaudited Pro Forma Condensed Statement of Income (Loss) for the nine months ended September 30, 2009 and the year ended December 31, 2008

Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2009

Notes to Unaudited Pro Forma Condensed Financial Statements

(d)	Exhibits

Exhibit No.	Description

2.1	Amendment No. 4 to the Master Put Option and Membership Interest Purchase Agreement, dated as of November 6, 2009, by and among Constellation Energy Group, Inc., Constellation Energy Nuclear Group, LLC, Constellation Nuclear, LLC, EDF Development Inc. and E.D.F. International S.A.

10.1	Second Amended and Restated Operating Agreement, dated as of November 6, 2009, by and among Constellation Energy Nuclear Group, LLC, Constellation Nuclear, LLC, CE Nuclear, LLC, EDF Development Inc., and for certain limited purposes, E.D.F. International S.A. and Constellation Energy Group, Inc.

99.1	Unaudited Pro Forma Financial Information listed in Item 9.01(b)

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 12, 2009.

CONSTELLATION ENERGY GROUP, INC.

By:	/s/ CHARLES A. BERARDESCO
Charles A. Berardesco
Title:	Senior Vice President and General Counsel